Report of Independent Registered Public Accounting Firm


The Board of Trustees and Shareholders
Evergreen Equity Trust

In planning and performing our audit of the financial statements of Evergreen
Disciplined Value Fund, a series of Evergreen Equity Trust, for the year ended
April 30, 2005, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of Evergreen  Equity Trust is responsible  for  establishing
and
maintaining internal control. In fulfilling this  responsibility,  estimates
and
judgments by management are required to assess the expected benefits and related
costs of controls.  Generally, controls that are relevant to an audit pertain to
the entity's objective of preparing  financial  statements for external purposes
that are fairly presented in conformity with U.S. generally accepted accounting
principles.   Those  controls   include  the   safeguarding  of  assets
against
unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under the standards of the
Public Company Accounting Oversight Board (United States). A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.
However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, which we consider to be material weaknesses as defined above as of April 30, 2005.

This report is intended solely for the information and use of management and the
Board of Trustees of  Evergreen  Equity  Trust and the  Securities  and
Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

Boston, Massachusetts
June 17, 2005